UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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□	Definitive Proxy Statement

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□	Soliciting Material Under Rule 14a-12

INTERNATIONAL GAME TECHNOLOGY

(Name of Registrant as Specified in Its Charter)

ADER INVESTMENT MANAGEMENT LP

ADER LONG/SHORT FUND LP

DOHA PARTNERS I LP

ADER FUND MANAGEMENT LLC

ADER INVESTMENT MANAGEMENT LLC

JASON N. ADER

RAYMOND J. BROOKS, JR.

CHARLES N. MATHEWSON

DANIEL B. SILVERS

LAURA T. CONOVER-FERCHAK

ANDREW P. NELSON

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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On February 1, 2013, Ader Investment Management LP issued a press release in connection with the Ader Group’s solicitation of proxies for the election of its director nominees at the 2013 annual meeting of stockholders of International Game Technology. A copy of such press release is attached hereto as Exhibit I and is incorporated herein by reference.

Important Information

The Ader Group (whose members are identified below) has nominated Raymond J. Brooks, Jr., Charles N. Mathewson and Daniel B. Silvers (the “Ader Nominees”) as nominees to the board of directors of International Game Technology (the “Company”) and is soliciting votes for the election of the Ader Nominees as members of the board. The Ader Group has sent a definitive proxy statement, GOLD proxy card and related proxy materials to stockholders of the Company seeking their support of the Ader Nominees at the Company’s 2013 Annual Meeting of Stockholders. Stockholders are urged to read the definitive proxy statement and GOLD proxy card because they contain important information about the Ader Group, the Ader Nominees, the Company and related matters. Stockholders may obtain a free copy of the definitive proxy statement and GOLD proxy card and other documents filed by the Ader Group with the Securities and Exchange Commission (“SEC”) at the SEC’s web site at www.sec.gov. The definitive proxy statement and other related documents filed by the Ader Group with the SEC may also be obtained free of charge from the Ader Group.

The Ader Group consists of the following persons: Ader Investment Management LP, Ader Long/Short Fund LP, Doha Partners I LP, Ader Fund Management LLC, Ader Investment Management LLC, Jason N. Ader, Daniel B. Silvers, Andrew P. Nelson and Laura T. Conover-Ferchak. The members of the Ader Group and the Ader Nominees are participants in the solicitation from the Company’s stockholders of proxies in favor of the Ader Nominees. Such participants may have interests in the solicitation, including as a result of holding shares of the Company’s common stock. Information regarding the participants and their interests may be found in the definitive proxy statement of the Ader Group, filed with the SEC on January 25, 2013 and first disseminated to stockholders on or about January 28, 2013.

Certain information contained herein constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “seek,” “should,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Such statements are not guarantees of future performance or activities. Due to various risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements.

Exhibit I

Ader Group Issues Statement Regarding IGT Letter To Stockholders

NEW YORK, Feb. 1, 2013 /PRNewswire via COMTEX/ -- The Ader Group today issued the following statement regarding the letter International Game Technology issued to stockholders earlier today:

"The Ader Group is extremely disappointed by the IGT Board and management's response to our efforts to improve value for ALL shareholders. While we have been trying for months to engage in a dialogue with the Board about the strategic direction for the company, IGT has resorted to a course of misleading personal attacks and mischaracterizations. Shame on the IGT Board!

Based on our discussions with fellow IGT shareholders, it is clear to us that many investors are frustrated with recent decisions by the Board and management and seek to have better representation in the boardroom. We look forward to continuing our discussion with our fellow owners and articulating our plan for value creation at IGT. Your Board has nothing to fear from the Ader Group, if, in fact, the Board's interests are aligned with shareholders."

The Ader Group, led by Ader Investment Management LP, beneficially own approximately 3.0% of IGT's outstanding common stock. The Ader Group has been troubled by the steady diminution in the value of our investment in IGT in recent years, and believes the company can do better. As described in the Ader Group's proxy materials, we believe IGT is in dire need of meaningful change at the Board and management level. The Ader Group seeks your support for its highly qualified, independent, forward-looking nominees and urges you to vote FOR the Ader slate on its GOLD proxy card TODAY by signing, dating and returning the GOLD proxy card in the postage-paid envelop provided with it. The Ader Group's views are available at WWW.RESCUEIGT.COM .

If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting the Ader Group in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Stockholders Call Toll-Free: (877) 825-8621

Important Information:

The Ader Group (whose members are identified below) has nominated Raymond J. Brooks, Jr., Charles N. Mathewson and Daniel B. Silvers (the "Ader Nominees") as nominees to the board of directors of International Game Technology (the "Company") and is soliciting votes for the election of the Ader Nominees as members of the board. The Ader Group has sent a definitive proxy statement, GOLD proxy card and related proxy materials to stockholders of the Company seeking their support of the Ader Nominees at the Company's 2013 Annual Meeting of Stockholders. Stockholders are urged to read the definitive proxy statement and GOLD proxy card because they contain important information about the Ader Group, the Ader Nominees, the Company and related matters. Stockholders may obtain a free copy of the definitive proxy statement and GOLD proxy card and other documents filed by the Ader Group with the Securities and Exchange Commission ("SEC") at the SEC's web site at www.sec.gov . The definitive proxy statement and other related documents filed by the Ader Group with the SEC may also be obtained free of charge from the Ader Group.

The Ader Group consists of the following persons: Ader Investment Management LP, Ader Long/Short Fund LP, Doha Partners I LP, Ader Fund Management LLC, Ader Investment Management LLC, Jason N. Ader, Daniel B. Silvers, Andrew P. Nelson and Laura T. Conover-Ferchak. The members of the Ader Group and the Ader Nominees are participants in the solicitation from the Company's stockholders of proxies in favor of the Ader Nominees. Such participants may have interests in the solicitation, including as a result of holding shares of the Company's common stock. Information regarding the participants and their interests may be found in the definitive proxy statement of the Ader Group, filed with the SEC on January 25, 2013 and first disseminated to stockholders on or about January 28, 2013.

Certain information contained herein constitutes "forward-looking statements," which can be identified by the use of forward-looking terminology such as "may," "will," "seek," "should," "expect," "anticipate," "project," "estimate," "intend," "continue" or "believe" or the negatives thereof or other variations thereon or comparable terminology. Such statements are not guarantees of future performance or activities. Due to various risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements.

Important Information:

Ader Investment Management LP ("AIM"), Ader Long/Short Fund LP ("ALSF"), Doha Partners I LP ("Doha"), Ader Fund Management LLC (the "General Partner"), Ader Investment Management LLC (the "Managing Member"), Jason N. Ader, Daniel B. Silvers, Andrew P. Nelson and Laura T. Conover-Ferchak (all of the foregoing, collectively, "Ader") intend to file with the Securities and Exchange Commission (the "SEC") a definitive proxy statement and accompanying proxy card to be used to solicit written proxies from the stockholders of International Game Technology (the "Company") in connection with the Company's 2013 Annual Meeting of Stockholders. All stockholders of the Company are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by Ader when they become available because they will contain important information, including additional information related to Ader, Raymond J. Brooks, Jr. and Charles N. Mathewson (collectively, the "Participants"). When completed, the definitive proxy statement and form of proxy will be mailed to stockholders of the Company and, along with other relevant documents, be available at no charge on the SEC's web site at http://www.sec.gov . In addition, Ader will provide copies of the definitive proxy statement and accompanying proxy card (when available) without charge upon request.

As of the date hereof: ALSF and Doha directly beneficially own 699,148 shares of common stock of the Company ("Shares") and 97,800 Shares, respectively (AIM, as investment manager to ALSF and Doha, is also deemed to beneficially own such Shares); AIM beneficially owns an additional 438,859 Shares which are held in accounts over which AIM has discretionary investment authority (including 300,000 Shares held in an account of an affiliate of Mr. Mathewson); AIM beneficially owns an additional 6,764,389 Shares by virtue of having been granted proxy voting authority over such Shares (including 752,325 Shares over which Mr. Mathewson has granted AIM proxy voting authority); Mr. Silvers is the President of the Managing Member and AIM, and directly beneficially owns 43,423.221 Shares for his benefit and the benefit of his family; Mr. Nelson is the Chief Financial Officer of the Managing Member and AIM, and directly beneficially owns 8,052.7309 Shares; Ms. Conover is the Chief Operating Officer and Chief Compliance Officer of the Managing Member and AIM, and directly beneficially owns 2,217.6298 Shares.

The General Partner is the general partner of AIM, ALSF and Doha, and thus is deemed to have beneficial ownership of the Shares beneficially owned by AIM, ALSF and Doha. The Managing Member is the managing member of the General Partner, and thus is deemed to have beneficial ownership of the Shares beneficially owned by the General Partner. Mr. Ader is the sole member and controlling person of the Managing Member, and thus is deemed to have beneficial ownership of the Shares beneficially owned by the Managing Member.

The Participants (other than Mr. Brooks) (collectively, the "Group Members") are presently acting as a group with respect to the Shares. Accordingly, each Group Member (1) may be deemed to have beneficial ownership of the Shares beneficially owned by the other Group Members and (2) thus may be deemed to beneficially own 8,053,889.5817 Shares in the aggregate. Each Group Member disclaims beneficial ownership of the Shares he, she or it does not directly own. Mr. Brooks does not have beneficial ownership of any Shares.

SOURCE Ader Group

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